SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2014

BRINKER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10275	75-1914582
(State of Incorporation)	(Commission File Number)	(IRS Employment Identification No.)

6820 LBJ Freeway

Dallas, Texas 75240

(Address of principal executive offices)

Registrant’s telephone number, including area code 972-980-9917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of the Registrant was held on October 30, 2014. Matters voted upon by shareholders at that meeting were:

Proposal 1

Each of the management’s nominees, was elected a director to hold office until the next Annual Meeting of Shareholders or until his or her successor is elected and qualified.

Number of Shares Voted
Name	For	Against	Withheld	Broker Non-Vote
Joseph M. DePinto Harriet Edelman Michael A. George William T. Giles Gerardo I. Lopez Jon L. Luther George R. Mrkonic Rosendo G. Parra Wyman T. Roberts	57,288,760 57,021,247 57,046,906 57,047,125 57,043,569 57,287,192 56,882,670 57,290,156 57,290,711	26,888 242,613 214,801 213,922 216,003 28,092 248,506 26,822 28,540	151,406 203,194 205,347 206,007 207,482 151,770 335,878 150,076 147,803	4,075,834 4,075,834 4,075,834 4,075,834 4,075,834 4,075,834 4,075,834 4,075,834 4,075,834

Proposal 2

The proposal to ratify the appointment of KPMG LLP as Independent Auditors for Fiscal 2015 was approved. The results were as follows:

For	Against	Abstain	Broker Non-Vote
59,972,921	1,412,464	157,503	4,075,834

Proposal 3

The proposal on executive compensation was approved. The results were as follows:

For	Against	Abstain	Broker Non-Vote
56,890,941	384,402	191,711	4,075,834

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure

In the Press Release, the Registrant announced that at the October 30, 2014 Board of Director’s Meeting, the Board of Directors declared a quarterly dividend of $0.28 per share on the common stock of the company. The dividend will be payable on December 26, 2014 to shareholders of record as of December 5, 2014.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release, dated October 30, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINKER INTERNATIONAL, INC.

Date: October 30, 2014	By:	/s/ Wyman T. Roberts
Wyman T. Roberts, Chief Executive Officer and President and President of Chili’s Grill & Bar

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